UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 19, 2008
OCULUS INNOVATIVE SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, California	94954

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (707) 782-0792
Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
  On November 19, 2008, we received a Nasdaq Staff Deficiency Letter from the Nasdaq Stock Market notifying us that we are not in compliance with their continued listing standards. This letter was sent because our stockholders’ equity at September 30, 2008 was less than the $10 million in stockholders’ equity required for continued listing on the Nasdaq Global Market under Marketplace Rule 4450(a)(3).
The Nasdaq Staff Deficiency Letter affords us the opportunity to appeal the Staff’s decision by submitting a plan to achieve and sustain compliance with all Nasdaq Global Market listing requirements before December 4, 2008. At this time, we intend to timely submit a plan to Nasdaq to regain compliance.
Except for historical information herein, some matters set forth in this report are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about Oculus’ future expectations and its ability to meet the NASDAQ’s listing criteria as set forth in Marketplace Rule 4450. These forward-looking statements are identified by the use of words such as “provide,” “achieve,” “sustain,” “may,” and “intends,” among others. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our annual report on Form 10-K and other reports we file with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. We do not intend to update any of the forward- looking statements after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oculus Innovative Sciences, Inc. (Registrant)
Date: November 26, 2008
/s/ Hojabr Alimi
(Signature)
	Name:	Hojabr Alimi
	Title:	Chief Executive Officer